Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Student Loan Corporation (the Company) for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), Michael J. Reardon, as Chief Executive Officer of the Company, and Daniel P. McHugh, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

             (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
                   Exchange Act of 1934; and

             (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Reardon
Michael J. Reardon
Chief Executive Officer
November 8, 2004

/s/ Daniel P. McHugh
Daniel P. McHugh
Chief Financial Officer
November 8, 2004

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.